As filed with the Securities and Exchange Commission on July 18, 2013

Registration No. 333- __________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

FORM S-8
Registration Statement
Under
The Securities Act of 1933
________________

DANAHER CORPORATION
(Exact name of registrant as specified in its charter)
Delaware                         59-1995548
(State or other jurisdiction of incorporation or organization)    (I.R.S. Employer Identification No.)
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C.                      20037
(Address of Principal Executive Offices)                 (Zip Code)
_______________

DANAHER CORPORATION 2007 STOCK INCENTIVE PLAN, AS AMENDED
(Full title of the plan)
_______________

Jonathan P. Graham
Senior Vice President and General Counsel
James F. O'Reilly
Associate General Counsel and Secretary
2200 Pennsylvania Avenue, N.W., Suite 800W
Washington, D.C. 20037-1701
(202) 828-0850

(Name, address and telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
_______________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $.01 par value	17,000,000 shares (1)	$68.02 (2)	$1,156,340,000 (2)	$157,724.78

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of shares as may be required to cover possible adjustments under the plan by reason of any stock dividend, stock split, share combination, exchange of shares, recapitalization, merger, consolidation, separation, reorganization, liquidation or the like, of or by the Registrant.

(2)
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) of the Securities Act. The price per share and aggregate offering price are calculated on the basis of the average of the high and low sale prices of the Registrant's Common Stock on the New York Stock Exchange on July 12, 2013, in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Danaher Corporation (“Danaher” or the “Registrant”) with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 17,000,000 shares of the Registrant's common stock, par value $0.01 per share, for issuance pursuant to the Danaher Corporation 2007 Stock Incentive Plan, as amended (the “Plan”). In accordance with General Instruction E to Form S-8, the contents of Registration Statement No. 333-175223, filed with the Commission on June 29, 2011, Registration Statement No. 333-159059, filed with the Commission on May 8, 2009, and Registration Statement No. 333-144572, filed with the Commission on July 13, 2007, are incorporated herein by reference.

PART II
Item 8. Exhibits.

Exhibit Number	Description of Exhibit

5.1	Opinion of counsel

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.2	Consent of counsel (included in Exhibit 5.1)

24.1	Power of Attorney

99.1	Danaher Corporation 2007 Stock Incentive Plan, as amended (incorporated by reference from Exhibit 10.1 to Danaher's Current Report on Form 8-K filed with the Commission on May 8, 2013)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia, on July 16, 2013.

DANAHER CORPORATION

By:	/s/ Daniel L. Comas
Name: Daniel L. Comas
Title: Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on July 16, 2013.

Name, Title and Signature	Date

*	July 16, 2013
Steven M. Rales
Chairman of the Board

*	July 16, 2013
Mitchell P. Rales
Chairman of the Executive Committee

*	July 16, 2013
H. Lawrence Culp, Jr.
President, Chief Executive Officer and Director

*	July 16, 2013
Donald J. Ehrlich
Director

*	July 16, 2013
Linda Hefner Filler
Director

*	July 16, 2013
Teri List-Stoll
Director

*	July 16, 2013
Walter G. Lohr, Jr.
Director

*	July 16, 2013
John T. Schwieters
Director

*	July 16, 2013
Alan G. Spoon
Director

*	July 16, 2013
Elias A. Zerhouni, M.D.
Director

/s/ DANIEL L. COMAS	July 16, 2013
Daniel L. Comas
Executive Vice President and Chief Financial Officer

/s/ ROBERT S. LUTZ	July 16, 2013
Robert S. Lutz
Senior Vice President and Chief Accounting Officer
_______________

*    pursuant to power of attorney

By:	/s/ James F. O'Reilly
James F. O'Reilly
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of counsel

23.1	Consent of Ernst & Young LLP, an independent registered public accounting firm

23.2	Consent of counsel (included in Exhibit 5.1)

24.1	Power of Attorney

99.1	Danaher Corporation 2007 Stock Incentive Plan, as amended (incorporated by reference from Exhibit 10.1 to Danaher's Current Report on Form 8-K filed with the Commission on May 8, 2013)